UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Octob er 26, 2011

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California		92606
(Address of principal executive offices)		(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 26, 2011, Newport Corporation (the “Registrant”) announced its financial results for the third quarter and nine months ended October 1, 2011, and its financial outlook for the fourth quarter and full year of 2011. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

In the press release attached to this report as Exhibit 99.1, the Registrant has supplemented certain of its financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP) with non-GAAP financial measures. These non-GAAP financial measures and the reasons for their inclusion are described below. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Registrant’s financial measures prepared in accordance with GAAP.

Net Income and Net Income Per Diluted Share

The Registrant has provided non-GAAP measures of net income and net income per diluted share for the three and nine months ended October 1, 2011 and October 2, 2010, which exclude a number of items that management considers to be outside of the Registrant’s core operating results. The items excluded from these non-GAAP measures are summarized below, and a table detailing the excluded items and reconciling such non-GAAP results with the Registrant’s GAAP results is included following the statements of income that are a part of the press release.

For the three months ended October 1, 2011, the non-GAAP measures have been adjusted to exclude (1) acquisition-related costs relating primarily to the Registrant’s acquisitions of Ophir Optronics Ltd. (“Ophir”) and High Q Technologies GmbH (“High Q”); (2) a commitment fee for an interim revolving line of credit that was not utilized; (3) severance payments; and (4) the income tax impact related to the foregoing excluded amounts. For the nine months ended October 1, 2011, the non-GAAP measures have been adjusted to exclude (1) the amounts excluded for the three-month period as described in the preceding sentence; (2) a gain recorded in the first quarter of 2011 resulting from a non-recurring currency translation adjustment; (3) additional acquisition-related costs; (4) a gain associated with the recovery of amounts related to a previously divested business; and (5) the income tax impact of the foregoing excluded amounts.

For the three months ended October 2, 2010, the non-GAAP measures have been adjusted to exclude a foreign currency translation loss and a gain on sale relating to the sale of a business by the Registrant, and the tax impact of such excluded amounts. For the nine months ended October 2, 2010, the non-GAAP measures have been adjusted to exclude such foreign currency translation loss and a net loss relating to the sale of a business by the Registrant, and the tax impact of such excluded amounts.

Expected Sales for 2011

The Registrant acquired High Q on July 29, 2011, and acquired Ophir on October 4, 2011. In the press release, the Registrant has provided supplemental information regarding the Registrant’s expected sales for 2011 on a non-GAAP basis, including the results of High Q and Ophir as though the acquisitions had occurred at the beginning of 2011. A table reconciling such expected non-GAAP sales to the Registrant’s expected GAAP sales for 2011 is included following the statements of income that are a part of the press release.

The Registrant has provided these non-GAAP results and guidance with the intent of providing both management and investors with a more complete understanding of the Registrant’s underlying operational results and performance trends and a more meaningful basis for comparison of the Registrant’s results with its historical and future financial results. In addition, these adjusted non-GAAP measures are among the primary indicators that management uses as a basis for its planning and forecasting and may also be used by management for other purposes including its evaluation of performance to determine the achievement of goals under the Registrant’s incentive plans.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 26, 2011 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 26, 2011	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 26, 2011 (furnished pursuant to Item 2.02 and not deemed filed).